As filed with the Securities and Exchange Commission on June 17, 2009

Registration No. 333-159441

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southern Cross Resource Group, Inc.

(Name of small business issuer in its charter)

Nevada	7380	26-3909153
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Southern Cross Resource Group, Inc.

RR 1, Box 363

Dallas, PA 18612

 (305) 720-2334

(Address and telephone number of principal executive offices and principal place of business)

Harold P. Gewerter, Esq. Ltd.

2705 Airport Drive

N. Las Vegas, NV 89032

 (702) 382-1714

(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock	17,064,536 (2)	$0.02	$341,290.76	$19.04
	24,000,000 (3)	$0.02	$480,000.00	26.78
			Total	$45.83

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2) Existing Shareholders

(3) Direct Public Offering

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Southern Cross Resource Group, Inc.

24,000,000 Shares of Common Stock at $0.02 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale,17,064,538 shares of common stock. In addition, we are offering up to 24,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers in an all or nothing offering. The offering price is $0.02 per share for both newly issued shares and those being sold by current shareholders. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of the board of directors. The sale of shares by the selling shareholders may continue past the expiration of the offering but such shares must be sold at the price of $0.02 during the term of this offering.  In the event that 24,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. All money received will be retrieved by us and there will be no refund. Your subscription will only be deposited in a separate bank account under our name.

Philip W. Mereday and John D. Tideman, Jr., our sole officers and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mereday and Tideman will not receive any compensation for their role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

	Offering Price Per Share	Offering Expenses(1)	Proceeds to Southern Cross
	$ 0.02	$ 0.00	$0.02
Offering:	$480,000	$ 0.00	$480,000

(1)

These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ 2009.

Until 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Page No.
PROSPECTUS SUMMARY	5
Southern Cross Consulting Solutions, Inc	5
The Offering	5
Selected Financial Data	6
RISK FACTORS	7
Risks Relating to Southern Cross Consulting Solutions, Inc	7
Risks Relating to the Internet Industry	7
Risks Relating to this Offering	8
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	10
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	10
PLAN OF DISTRIBUTION; TERMS OF OFFERING	11
Section 15(g) of the Exchange Act	14
Offering Period and Expiration Date	14
Procedures for Subscribing	15
Right to Reject Subscriptions	15
Separate Account for Subscriptions	15
BUSINESS	15
Our Background	15
Our Business	15
Our Competition	15
Proprietary Rights	15
Our Research and Development	15
Government Regulation	5
Employees	18
Facilities	18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	19
OR PLAN OF OPERATION
Plan of Operation	19
Limited Operating History; Need for Additional Capital	19
Results of Operation	20
Liquidity and Capital Resources	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND	20
MANAGEMENT
MANAGEMENT	21
Officers and Directors	21
Background of Sole Officer and Director	21
EXECUTIVE COMPENSATION	22
Summary Compensation Table	22
Employment Agreements	22
Long-Term Incentive Plan Awards	22
Compensation of Directors	22
Indemnification	22
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	23
DESCRIPTION OF SECURITIES	23
Common Stock	23
No Cumulative Voting	24
Dividend Policy	24
Transfer Agent	24
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
LEGAL PROCEEDINGS	25
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR	25
SECURITIES ACT LIABILITIES
EXPERTS	25
LEGAL MATTERS	25
FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Southern Cross Resource Group, Inc.

Southern Cross Resource Group (Southern Cross) is a start-up company focused on timber and gas resources exploitation.

Southern Cross was formed in 2007 by the merger of Southern Cross Resources Group, Inc., a Nevada corporation, and Inmobiliaria Polux S.A., a privately held Chilean corporation that possessed the purchase rights to 195,044 Hectares (481,964 acres) of forested real estate in Southern Chile.   The Company has an agreement to purchase timber rights in Chile for $20,000,000, with a certified appraised fair market value of $250,325,000.   This amount represents 8% of the total property.

As a result of the merger with Inmobiliaria, Southern Cross possesses the rights to purchase its first property acquisition, referred to as the Puchguin property. The property in question is located in the Los Lagos Region of Southern Chile, in Llanquihue Province and the municipality of Cochamó. The property is located in the Eastern section of Los Lagos, east of Puerto Montt the Regional Capital.  The property is registered at the Puerto Montt Real Estate Conservation: leaf 324, number 363.

In April 2008, the Company entered into an oil and gas lease agreement for 7 years on property located in Wyoming County Pennsylvania commonly called the Mehoopany Prospect.    This property is 49.721 acres and its tax map number is #14-008.0-032-00-00-00.

We are a company with minimal revenues or operations; we have minimal assets, and have incurred losses since inception.  Our auditors have issued a going concern opinion regarding our ability to continue in business.  We will only generate minimal revenues until we secure additional land and resource leases.

Our principal executive office is located at RR1 Box 363, Dallas PA 18612 and our telephone number is (877) 826-9825. We were formed under the laws of the State of Nevada on December  27, 2007.

The terms "we," "us" and "our" as used in this prospectus refer to Southern Cross Resource Group, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	17,064,538 shares of common stock being held by current shareholders and up to 24,000,000 shares of newly issued common shares par value $0.001 per share.

Offering price per share:	$0.02 per share

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior upon resolution by the board of Directors.

Net proceeds to us:	(net proceeds of $80,000) less offering expenses of $0

Person making the determination whether the offering conditions are satisfied:	Philip W. Mereday, our President

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding before the offering:	17,064,538

Number of shares outstanding after the offering if all of the shares are sold:	41,064,538

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

Period from
Dec. 27, 2007
(date of inception)
Dec. 31, 2008
(Audited)
Balance Sheet
Total Assets	$1,197,931
Total Liabilities	$298,082
Stockholders Equity	$899,849

Period from
Dec. 27, 2007
(date of inception)
Dec. 31, 2008
(Audited)
Income Statement
Revenue	$-
Total Expenses	$163,530
Net Income (Loss)	$110,787

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Southern Cross Resource Group, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might reduce the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on December 27, 2007 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through Dec. 31, 2008 is $110,787.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to continue paying the costs of being public.

The costs of being a public company may be substantial and the company may not be able to absorb the costs of being a public company which may cause the company to cease being public in the future or require additional fundraising in order to remain in business.  The Company estimates that in the future its costs for legal and accounting at $8,000 per year.

Investors will experience immediate substantial dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of Dec. 31, 2008, the net tangible book value of our shares of common stock was $ 899,849 or approximately $0.0527 per share based upon 17,064,538 shares outstanding.

Upon completion of this offering, the net tangible book value of the 41,064,538 shares to be outstanding, will be $1,379,849 or approximately $0.033 per share. The net tangible book value of the shares held by our existing shareholders will be decreased by $ 0.02 per share.. You will incur an immediate dilution of $(0.013)per share.

Our Sole Officers and Director does not have prior experience in financial accounting.

Mr. Mereday and Mr. Tideman’s experience in financial accounting as it pertains to the Securities Act of 1934 is in passing at best. They have not taken accounting classes that have included such topics, nor have they been required by their employers to have such knowledge.

Because our sole officers and director do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The company will need to file quarterly reports, annual reports and material change reports.   Our officer and director may not have the depth of accounting or legal expertise required for completion of these reports. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only two officers and one director who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

At the moment, all financial transactions are recorded on QuickBooks to be turned over to appropriate accountants or auditors at the end of quarterly periods.  In the future the company anticipates having monthly reconciliations with its accountants.

 Mr. Mereday and Mr. Tideman are also a selling shareholders in this offering.

We have only two officers and one director. Mr. Mereday is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officers and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose their services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Monroe and Mr. Tideman, our sole officers and director. If we lose the services or financial support of Mr. Monroe or Mr. Tideman, we will cease operations. Presently, Mr. Monroe and Mr. Tideman are committed to providing their time and financial resources to us. However, Mr. Monroe and Mr. Tideman do engage in other activities and only devotes and will devote a limited amount of time to our operations.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some Of Our Current Shareholders Will Become Eligible To Sell Their Stock, Which May Adversely Affect The Market Price Of Your Stock and The Company’s Ability to Sell out This Offering.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

At present, our President and member of our Board of Directors beneficially own 85.7% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, he will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part sale of our company and it may affect the market price of our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

Gross Proceeds	$480,000
Offering Expenses	$0
Net Proceeds	$480,000

The net proceeds will be used as follows:

Concept Development	$15,000
Internet	$2,000
Legal and accounting	$25,000
Lease Payments	$200,000
Working Capital	$238,000

All proceeds from the sale of the17,064,538 shares from existing shareholders will be paid directly to those shareholders.

Total offering expenses of $ 0 to be paid from the net proceeds of the offering are for Securities and Exchange Commission registration fees ($28.36), and transfer agent fees ($600) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the acquisition and development additional leases and resource lands.

We estimate that our legal, auditing, and accounting fees to be $8,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Philip W. Mereday and John D. Tideman our sole officers and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise money in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history;

•

the proceeds to be raised by the offering;

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of  Dec. 31, 2008, the net tangible book value of our shares of common stock was $899,849 or approximately $0.0527 per share based upon 17,064,538 shares outstanding.

Upon completion of this offering, the net tangible book value of the 41,064,538 shares to be outstanding, will be $1,379,849 or approximately $0.033 per share. The net tangible book value of the shares held by our existing shareholders will be decreased by $0.02 per share.. You will incur an immediate dilution of $(0.013) per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 58% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $480,000, or $0.02 per share. Our existing shareholders will own approximately 42% of the total number of shares then outstanding, for which they will have made contributions of approximately $0.0527 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.0527
Net tangible book value per share after offering	$0.033
Decrease to present shareholders in net tangible book value per share after offering	$0.02
Number of shares outstanding before the offering	17,064,538
Percentage of ownership after offering assuming maximum number of shares are sold.	42%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.02
Dilution per share	$(0.013)
Capital contributions	$480,000
Number of shares after offering held by public investors	24,000,000
Percentage of ownership after offering	58%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 24,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. In addition 17,064,538 shares are being sold by current shareholders. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (800) 432-1000. This account is not an escrow, trust or similar account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Philip W. Mereday, our President, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officers and director will not purchase shares in this offering.

We will sell the shares in this offering through Philip W. Mereday and John D. Tideman, our sole officers and director. They will not receive any commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Mereday and Mr. Tideman are is not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our sole officers and director at the end of the offering. They are not a broker/dealer or associated with a broker/dealer. They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Mereday and Mr. Tideman and existing shareholders. Mr. Mereday and Mr. Tideman will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Mereday or Mr. Tideman. Further, the shares will not be offered through any media or through investment meetings. Mr. Mereday and/or Mr. Tideman will personally contact a potential investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the United States.  Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than Philip W. Mereday and John D. Tideman our sole officers and director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

LIST OF SELLING SHAREHOLDERS

As of May 1, 2009

Name	Shares to be sold	Percentage ownership
Abeha Liegenschaften GBR	583,333	3.41%
Augustinen Grundstucksverwal Tungs GBR	583,333	3.41%
Eva Bellus	5,556	0.03%
BM Holding GBR	583,333	3.41%
Eric Bouldin	5,556	0.03%
Career Paths, LLC	9,721	0.056%
CBP Bau Management GBR	166,667	0.97%
CEDE & Co.	5,000,000	29.3%
Alex Cimochowski	4,444	0.026%
George Cimochowski	4,444	0.026%
Nicholas Cimochowski	4,444	0.026%
Tadeus Cimochowski	4,444	0.026%
Controla Treuhand GBR	583,333	3.41%
DCP Deutsche Commercial Property GBR	583,333	3.41%
DDH Deutsche Development Holding GBR	583,333	3.41%
Paul K Duffy	50,000	0.29%
Edward A. Freeman	2,222	0.013%
Carole Gotthilf	22,220	0.13%
Dan Gotthilf	47,495	0.27%
Greenberg & Lieberman LLC	13,332	0.078%
Pablo Guerrero	12,500	0.073%
Gup Projektmanagment GBR	583,333	3.41%
H.B.E. Hansa GBR	583,333	3.41%
Hansa Verpachtungs GBR	583,333	3.41%
Larraguibel Hayra	63,605	0.36%
Robert Heim	11,111	0.065%
IF Immofinanz GBR	583,333	3.41%
Inno concept Immobilien GBR	583,333	3.41%
Todd Jacobson	22,220	0.13%
Christian Johow	12,500	0.073%
Peter Koch GMBH	2,083	0.012%
Fabiola Larraguibel	100,000	0.58%
Logis Unternehmensberatung GBR	583,333	3.41%
Philip Mereday	5,556	0.03%
MM Finanz Innovationen GBR	583,333	3.41%
Peg Moreck	3,333	0.019%
Glenn A. Moser	11,111	0.065%
Stefan Oppermann	2,222	0.013%
Eduardo Paz	3,333	0.019%
John Peer	5,555	0.03%
Personal Business Advisors	18,054	0.11%
Victor Rathgeb	50,000	0.29%
Ethel Schwartz	22,151	0.13%
Smart Kids Group, Inc.	23,748	0.13%
SNL Partner GBR	583,333	3.41%
Southern Cross Resources Group, Inc.	1,427,442	8.36%
Henry Strzeletz	472,517	2.77%
Maria Strzeletz	794,085	4.65%
Nicholas Strzeletz	83,333	0.49%
Laura Strzeletz	83,333	0.49%
John Tideman	79,159	0.48%
David Vanvort	3,958	0.023%
Wheels America Advertising Renting Corp.	244,420	1.43%

To our knowledge, no selling shareholder (other than Philip W. Mereday and John D. Tideman our sole officer and director) had any relationship with an officer and Director.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Southern Cross Consulting Solutions, Inc. and sent to Southern Cross Consulting Solutions, Inc. R.R. 1, Box 363, Dallas PA 18612.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A.,

BUSINESS

Southern Cross is a Timber and Resources Development corporation.

Southern Cross was formed in 2007 by the merger of Southern Cross Resources Group, Inc., a Nevada corporation, and Inmobiliaria Polux S.A., a privately held Chilean corporation that possessed the purchase rights to 195,044 Hectares (481,964 acres) of forested real estate in Southern Chile.   The Company has an agreement to purchase timber rights in Chile for $20,000,000, with a certified appraised fair market value of $250,325,000.   This amount represents 8% of the total property.

As a result of the merger with Inmobiliaria, Southern Cross possesses the rights to purchase its first property acquisition, referred to as the Puchguin property. The property in question is located in the Los Lagos Region of Southern Chile, in Llanquihue Province and the municipality of Cochamó. The property is located in the Eastern section of Los Lagos, east of Puerto Montt the Regional Capital.  The property is registered at the Puerto Montt Real Estate Conservation: leaf 324, number 363.

The estimated total area of the property is 195,044 Hectares (481,964 Acres). Subtracting the area of rivers, lakes and mountainous slopes, leaves approximately 170,000 Hectares (420,079 Acres) of usable real estate. An updated survey conducted in August of 2007 estimates that over 117,000 Hectares (288,990 Acres) is prime old growth forested land, with 100,000 Hectares ( 247,000 Acres) being eligible for commercial use and approximately 17,000 Hectares (41,990 Acres) restricted old growth native forest. The August survey estimated that disregarding the restricted old growth forest, the 100,000 Hectares of unrestricted forest contained over 28 Million cubic meters of timber available to harvest.

Using a one year old stumpage price per Hectare (the wholesale price of trees not yet harvested) available for the value of old growth forests in southern Chile (US$4,546/Ha to US$5,718/Ha), the timber available to harvest has an estimated wholesale market value of US$450 Million to US$570 Million.  Assuming that due to continued price increases for timber and inflation over the past year, this estimate could be 5-8% low, yielding a value of  US$ 475 Million to US$ 615 Million. Even assuming that the timber was only used for pulp, with the current price of pulp wood being US$6.3 per cubic meter, the pulp value of the timber is in excess of $175 Million. With current minimum prices for saw timber averaging anywhere from US$300 to US$400 per cubic meter, the retail value of saw timber from the mill to the customer would range from US$8.4 Billion to US$11.2 Billion at a minimum, depending on the actual “saw timber” price per cubic meter for each species of timber.

Southern Cross is being organized as a Timber REIT (Timber Investment Trust) under Sections 856 - 860 of the IRS code that govern the operation of Real Estate Investment Trusts (REITs) such that ninety percent (90%) of the company’s taxable income will be distributed to its shareholders in the form of dividends. Since the company will pay less tax than typical lumber mills and other timber suppliers, and since its timber products are located in Chile where labor costs are lower than in North America and Europe, the company will be able to maintain highly competitive pricing of its timber in the marketplace.

As previously discussed, the initial efforts to develop the resources of the Pucheguin property will be focused on the timber resources. If offers the greatest return on investment, minimum capitalization, and the quickest time to the generation of revenue. Once the forestry effort is underway, then management will determine what resource or resources to develop next.

In order to minimize the capital requirements necessary to develop the forestry resources of the Pucheguin property, Southern Cross will attempt to negotiate long term contracts for timber either on the stump, or as cut. This approach will eliminate the need to invest in expensive saw mills or pulp mills to generate revenue.

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As can be seen in Table 1below, the August 2007 derived and estimated total volume of harvestable timber of over 28 Million cubic meters. This calculation is based on the assumption that only 50% of the harvestable trees can be cut. In addition it assumes that only 15% of the Alerce are dead and thus legal to harvest.

         Table 1 - Estimated Volume Calculations for Forest Types on Pucheguin Property

			Total	Dead	Harvestable
Forest	Hectares	Vol/Ha	Volume	Alerce	Volume
Type	(Ha)	(m3)	(m3)	(m3)	(m3)

Siempreverde	15,696	450	7,063,200		3,531,600
Cipres de la Cordillera	2,878	380	1,093,640		546,820
Cipres de las Guaitecas	28	350	9,800		4,900
Coigue - Raulf - Tepa	4,978	846	4,211,388		2,105,694
Coigue de Magallanes	9,523	820	7,808,860		3,904,430
Lenga	37,712	380	14,330,560		7,165,280
Roble - Rauli - Coigue	24,165	815	19,694,475		9,847,238
Alerce	22,561	403	9,092,083	1,353,652	1,353,652

Totals	117,541		63,304,006		28,459,614

In order to minimize initial capital requirements, Southern Cross will not invest in saw mills which can cost upwards of US$1 Billion dollars to get up and operating, or even pulp mills which can cost in excess of US$1 Million dollars to develop. Instead, Southern Cross will identify potential customers for the timber  and look to sell long term timber contracts priced either “on the stump”, or “as cut”. The advantage to selling “on the stump contracts” is that it is up to the customer to cut the trees and the contract has a finite time in which they must be cut. In addition, the trees are paid for in advance, thus minimizing cash flow issues.

Southern Cross will however have to select and implement a forest management strategy to ensure that the timber remains a renewable resource. One practice that can be used is Sustainable Forest Management (SFM). A sustainable forestry involves harvesting only what will grow back before the next harvest, or replanting trees after they have been harvested. The replanting serves the purpose of better organizing the timber growth and distribution across the property to maximize volume per hectare.

When the time comes that management determines that the company is better served by clearing the timber itself and then selling logs, pulp or chips to its customer base, then a program called “Log Merchandising” will be implemented. This program is based on the fact that as trees grow, they increase in volume and thus increase in value. When the trees are cut, then each log will be cut to various lengths to maximize its revenue. In this process the larger portions of a tree will be sent to saw mills or plywood mills, smaller portions to lumber yards that will fabricate saw timber, and finally the smallest chunks will be sent to pulp and paper mills so that nothing from the timber is wasted.   The Company will also use smaller pellets for boiler fuel.

The Chilean government has instituted a series of regulations to better protect the old growth forests from clear cutting timber to enable agricultural and other uses of the land. In addition, the timber industry is restricted by current regulations from clearing greater than 50% of the old growth forests from land with slopes less than 42 degrees. The estimated timber resource values calculated in this document take into consideration these restrictions in calculating the timber available for harvest.

The majority of the timber in the Pucheguin property, Coigue, Lenga, Tepa and Alerce are hardwoods and are used for saw timber for construction, furniture and for laminates to make flooring.

It is management’s intention to concentrate on the establishment of long term timber contracts to establish a revenue stream for the company. It is highly probable that based on sales leads that have been developed over the last 3 months, that long term, multi-year contracts for “on the stump” timber will generate sufficient revenue to pay off the purchase contract for the Pucheguin property

For the past several years, Japan and China are the world's top two importers of tropical timber. Japan is moving towards a higher degree of processing of pulp and chips to produce paper and other engineered products, whereas the China market has an increased demand for sawlogs and veneer logs. The China market is driven to a large extent by the economic boom that is creating a domestic market for housing and flooring in addition to the international markets for flooring that they already serve. Based on the efforts of the company management in Beijing, Southern Cross has identified the top customers for timber products in China and will be entering into more detailed discussions regarding long term purchase contracts.

In order to minimize capital expenditures yet maximize and accelerate the generation of revenue, initially Southern Cross will attempt to establish long term timber contracts with potential customers. The primary objective during the early stage of growth for Southern Cross is to raise sufficient capital to complete the acquisition contract of the Pucheguin property. Capital could be raised via collateralization of a loan thus incurring the interest expense; it could be raised through the sale of company securities thus diluting the company’s stock; or it could be raised through the sale of timber.

The customers in the timber industry frequently enter into long term purchase agreements for the rights to harvest timber on a specific tract of land. Purchasing timber “on the stump” enables the customer to plan ahead with regard to sourcing timber for their needs, and since “on the stump” contracts are paid up front in cash, they can typically negotiate advantageous pricing since the seller of the timber usually has a need for immediate cash. Typically “on the stump” contracts have an expiration date in which the timber must be cut or it is forfeited. In addition, the customer accepts the liability for any loss to the timber until it is cut and removed.

Other times, if a customer does not possess their own logging operations, they might be interested in a “cut as is” contract. In this case, the seller or a contract logging crew will cut the timber for the customer. The price will be higher, but the customer does not bear the operational cost of having a logging crew on the payroll.

In order to generate revenue sufficient to satisfy the purchase contract for the Pucheguin property, and do so without extensive expenditure of capital for logging operations, Southern Cross management will attempt to identify a customer interested in a long term “on the stump” contract or contracts.

Based on preliminary analysis, since the majority of forested land in the Pucheguin property predates 1990, the land will not be eligible for carbon credits until timber is cleared and through Sustainable Forest Management (SFM) and new trees are planted in place of cleared timber.

In April 2008, the Company entered into an oil and gas lease agreement for 7 years on property located in Wyoming County Pennsylvania commonly called the Mehoopany Prospect.    This property is 49.721 acres and its tax map number is #14-008.0-032-00-00-00.    Such property was not producing revenues as of Dec. 31, 2008.

Employees

As of May 1, 2009, we have no employees other than our officers and director. We anticipate that we will not hire more than 5 employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our sole officers and director, Philip W. Mereday and John D. Tideman.

Facilities

Our executive, administrative and operating offices are located at RR 1, Box 363, Dallas PA 18612. This space is made available to the company free of charge. There is no written agreement documenting this arrangement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our subscription website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations,  We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments and/or loans by others in our company. We must raise cash to implement our project and begin our operations. We anticipate the money we raised from a private placement memorandum and the money we raise in this offering will last 12 months.  The private placement was completed prior to the submission of this registration statement.   The proceeds from this private offering placement were $10,000.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise at least $480,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Approximately 90 days after we complete our public offering, we intend seek future funding from private investments and through Private Investment in Public Entity (PIPE) Financing.

The company intends to be licensed to do business in Pennsylvania and does not anticipate any additional licensing needs.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop additional producing resources. We are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 27, 2007 to Dec. 31, 2008.

Since inception, we issued  a total of 12, 064,538 shares.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise at least $480,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully locate producing resources or ones that can be quickly developed, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we do not raise at least $80,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise at least $480,000 from this offering, we estimate it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 17,064,538 shares of common stock pursuant to the exemption from registration contained in section 4(2), 3(b) and 3(a)(9) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of  Dec. 31, 2008, our total assets were $1,197,931and our total liabilities were $298,082. As of  Dec. 31, 2008, we had cash of $156,880.  Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of  May 1, 2009 regarding the number of shares of common stock of Southern Cross Resource Group, Inc beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of Southern’s stock.

	Shares Before	Shares After
Name and Address of	the Offering/	the Offering/
Beneficial Owner(1)(2)	Percent of Class	Percent of Class

Philip W. Mereday	5,556/0.03%	5,556/0.01%

John D. Tideman	79,159/0.46%	79,159/0.17%

(1) All directors, named executive officers, and persons owning 5% or more of Southern Cross’ stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of Southern Cross' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

There are no arrangements currently in place which may result in a change of control of Southern Cross Resource Group, Inc.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Philip W. Mereday		President, Chief Executive Officer,
RR 1, Box, 363		Chief Financial Officer,
Dallas, PA 18612		Treasurer and sole Director

John D. Tideman		Secretary
RR 1, Box 363
Dallas, PA 18612

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officers were elected by the board of directors for a one year term, and will serve until a successor is duly elected and qualified, or until the earlier of their death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officers and Director

Philip Warren Mereday is President, CEO and a Director of Southern Cross Resources, Inc. – From October 1995 to November 1997, Mr. Mereday was a Senior Account Executive at the New York Times, and from April 2002 to July 2006 was a Vice President of National Network Sales & Marketing at Liberty Broadcasting Network, Newark, NJ.  From April 2002 to December 1997, Mr. Mereday was also Vice President and Acquisitions Executive at Atwood Richards, New York, NY, responsible for facilitating multilateral / multinational trade agreements for the oldest and largest corporate trading and marketing company, drawing upon over 12 years of sales and marketing expertise while negotiating with Fortune 500 companies to secure finished product inventories for raw materials, utilities, national radio air time, national newspaper / magazine advertising space.   From 1986 to 1995, Mr. Mereday worked in various account executive positions at the New York Observer, News Communications, Inc., and Drexel Burnham, Lambert, Inc.  Mr. Mereday has a BS in history and International Relations from the New York University (1982), and an investment & International Banking Curriculum from the New York School of Finance (1985 to 1986).  He was in the US Navy from 1974 to 1978.

John D. Tideman Jr., is Corporate Secretary of Southern Cross Resources Group, Inc.-  Since February 2000, Mr. Tideman has been CEO of Automated Mural Imagery Systems LLC, and is the inventor of AMI, the world’s only one automated computerized painting machine for large formats.  Previously, Mr. Tideman was a quality control technician, at Public Service Electric and Gas, Pompton Lakes, N.J., a test lab technician at Binks Research and Development, Boulder, Co., and has worked in various technical positions at Richard Young Enterprises, Denver, Co., Vogt and Connant, Crosset, Ar., Tideman Construction, and Gargles Seattle, Wa., Seattle, Wa.  Mr. Tideman was also an owner involved in R&D at Automated Mural Imagery Sys. LLC, Seattle, Wa.  Mr. Tideman has a BS in IET from Newark College of Engineering, Newark, N.J.

Advisor

Manfred Rädlein is a Timber Advisor to Southern Cross Resources, Inc. – Mr. Rädlein has many years of knowledge of international timber trade, especially in China, Europe and the Americas.  From 1994 to 2007, Mr. Rädlein has been executive at Global holz Import Export Holzagentur GmbH in Frankfurt, Germany.  From 1990 to 1993, he worked for Baillou – Rädlein Holzhandelsgesell GmbH in various Central and Eastern European countries.  From 1969 to 1990, he worked in various import export companies in Germany, the USA, and Brazil.

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Mereday and Mr. Tideman each plans on devoting approximately 20 hours per week to Southern Cross The only conflict that exists is Mr. Mereday and Mr. Tideman's devotion of time to other projects. Mr. Mereday and Mr. Tideman's current work interests, noted above, are not competitors of the Company since the purpose of these other activities will not conflict with our company’s business.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on Dec. 27, 2007 through Dec. 31, 2008, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

		Stock	Total
Name and	Years	Awards	Compensation
Principle Position		(post split)	($)

Philip W. Mereday	2008	0	0
President,	2007	5,556	5.56
Treasurer,
and Director

John D. Tideman	2008	0	0
Secretary	2007	79,159	79.16

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officers and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 17,064,538 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. These shares are being registered in this registration.. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.  Upon effectiveness of this registration, such shares will no longer be covered by Rule 144 other than as it may relate to Affiliate sales limitations.

The number of holders of record of shares of our common stock is 53 .

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001).  As of the date of this Offering the Company had 17,064,538 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities.  The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.  The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of Southern Cross Resource Group, Inc, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

Action Stock Transfer in Salt Lake City, Utah, is our transfer agent.

Shares Eligible For Future Sale

The Securities of the Selling Shareholders offered hereby currently are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act.  Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.  Upon the effectiveness of this offering such shares will no longer be governed by Rule 144 unless they fall under the Affiliate sales limitation rules.   Any additional shares the Company would issue after this offering may fall under Rule 144 unless registered.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held 6 months or more, may sell in every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale.  Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions.  Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as defined in the Securities Act of 1933 was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

22,387,216 common shares were issued to WorldWide Mobile Marketing, Inc. in January 2008 for marketing services valued at $22,387.22.

In June 2008, the Company issued 5,000,000 pursuant to a Nevada registered 504 Private Placement at $0.20 per share which amount ($1,000,000) remains as a shareholder receivable as of May 1, 2009.

This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to Dec. 27, 2007 to December 31, 2008 included in this prospectus, have been audited by The Blackwing Group, LLC telephone (816) 813-0098, as set forth in their report included in this prospectus.  Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Harold P. Gewerter, Esq., has acted as our legal counsel in providing an opinion for this filing.

SOUTHERN CROSS RESOURCES GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

DECEMBER 27, 2007 (DATE OF INCEPTION)

TO DECEMBER 31, 2008

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Southern Cross Resources Group, Inc. (A Development Stage Company)

RR1 Box 363

Dallas, PA 18612

We have audited the accompanying balance sheet of Southern Cross Resources Group, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended and the period from December 27, 2007 through December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Southern Cross Resources Group, Inc. (A Development Stage Company) as of December 31, 2008, and the results of its operations and its cash flows for the period then ended and the period from December 27, 2007 through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The Blackwing Group, LLC

The Blackwing Group, LLC

Issuing Office: Independence, MO

May 14, 2009

SOUTHERN CROSS RESOURCES GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2008

ASSETS
DECEMBER 31
Current Assets
Cash and Cash Equivalents	$156,880
Receivable from Shareholder	1,000,000
Total Current Assets	1,156,880

Net Fixed Assets	17,204

Other Assets
Note Receivable	23,847

Total Assets	$1,197,931

LIABILITIES AND STOCKHOLDERS' EQUITY

Long Term Liabilities
Notes Payable	$275,634
Interest Payable	22,448
Total Long Term Liabilities	298,082

Stockholders' Equity (Note B)
Common stock, par value $.001;
75,000,000 shares authorized;
17,064,536 shares issued and outstanding	17,064
Additional Paid in Capital	995,000
Treasury Stock	(1,427)
Retained Earnings (Accumulated Deficit)	(110,787)
Total Stockholders' Equity	899,849

Total Liabilities and Stockholders' Equity	$1,197,931

SOUTHERN CROSS RESOURCES GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
INCOME STATEMENT
FOR THE PERIOD ENDED DECEMBER 31, 2008

Operating Income
Revenues	$-

General and Administrative Expenses
Depreciation	15,321
Legal and Professional Fees	14,370
Advertising and Marketing	51,806
Compensation and Benefits	51,399
Other General and Administrative Expenses	30,634
Total General and Administrative Expenses	163,530

Net Operating Income (Loss)	(163,530)

Other Income (Expense)
Other Income	609
Sale of Leasehold Rights	74,582
Interest Expense	(22,448)
Total Other Income (Expense)	52,743

Net Income (Loss)	$(110,787)

Per Share Information:

Net Income (Loss) per share - 17,064,536 shares issued	$(0.008)

Basic weighted average number
common stock shares outstanding	14,064,646

Diluted weighted average number
common stock shares outstanding	14,064,646

SOUTHERN CROSS RESOURCES GROUP, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED DECEMBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(110,787)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	15,321
(Increase) decrease in:
Receivable from Shareholder	(1,000,000)
Increase (decrease) in:
Interest Payable	22,448
Note Receivable	(23,847)
Net Cash Provided (Used) By Operating Activities	(1,096,865)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of Fixed Assets	(32,525)
Net Cash (Used) By Operating Activities	(32,525)

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES

Notes Payable	275,634
Capital Stock Sales	1,012,064
Treasury Stock Purchase	(1,427)
Net Cash (Used) By Financing Activities	1,286,271

NET INCREASE (DECREASE) IN CASH	156,880

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$156,880

Cash Paid for Interest	-

SOUTHERN CROSS RESOURCES GROUP, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON DECEMBER 27, 2007
(Expressed in US Dollars)

	Number of		Additional		Total
Capital Stock Issued	Common	Par	Paid	Deficit	Stockholders'
	Shares	Value	In Capital	Accumulated	Equity (Deficit)

- December 27, 2007	12,064,536	0.001	-	-	12,064

- June 2008 stock issued for cash	1,000	0.001	199	-	200

- August 2008 stock issued for cash	4,999,000	0.001	994,801	-	999,800

- Treasury stock purchase			-		(1,427)

Net Loss for the period from December 27, 2007				(110,787)	(110,787)
to December 31, 2008

Balance as of December 31, 2008	17,064,536	0.001	995,000	(110,787)	899,849

SOUTHERN CROSS RESOURCES GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 27, 2007

TO DECEMBER 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Southern Cross Resources Group, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Southern Cross Resources Group, Inc. (the Company) was incorporated in the State of Nevada on December 27, 2007. Southern Cross Resources Group, Inc. was organized as a Timber and related resources development corporation. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

The primary activity of the Company currently involves seeking a company or companies that it can acquire or with whom it can merge. The Company has entered into an agreement to purchase timber rights in Chile for $20,000,000, with a certified appraised fair market value of $250,325,000. This amount represents 20% of the total property. As of Dec. 31, 2008, the Company has not commenced any formal business operations.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

SOUTHERN CROSS RESOURCES GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 27, 2007

 TO DECEMBER 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of company acquired in a merger or acquisition.

Cost of Goods Sold

Since the Company is still in the development state formal application of certain procedures have not been implemented. Generally, job costs include all direct materials, and labor costs and those indirect costs related to development and maintenance of the website. Selling, general and administrative costs are charged to expense as incurred. However, Cost of Goods Sold procedures will be dependent on the industry that the identified merger or acquisition candidate is in.

SOUTHERN CROSS RESOURCES GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 27, 2007

TO DECEMBER 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Southern Cross Resources Group, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Southern Cross Resources Group, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized 75,000,000 shares of common stock with a par value of $0.001. Seventeen Million Sixty Four Thousand Five Hundred Thirty Six shares of common stock have been issued.

22,387,216 common shares were issued to WorldWide Mobile Marketing, Inc. in January 2008 for marketing services valued at $22,387.22.

In June 2008, the Company issued 5,000,000 pursuant to a Nevada registered 504 Private Placement at $0.20 per share which amount ($1,000,000) remains as a shareholder receivable as of May 1, 2009.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

SOUTHERN CROSS RESOURCES GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 27, 2007

TO DECEMBER 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation

These consolidated financial statements are presented based on the generally accepted accounting principle of consolidation and merger. These principles state that a new enterprise is formed through the exchange of stock, or payment of cash or other property, or the issue of debt instruments. Consolidated statements are then presented based on the combining of the results of operations and the financial position of both companies essentially as if the two were a single entity in the periods presented.

Recently Issued Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments and Hedging Activities (SFAS No. 155), which amends Statement of Financial Accounting Standards No. 133. Accounting for Derivative Instruments and Hedging Activities (SFAS 133) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS No. 140). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives, We expect the adoption of SFAS No. 155 to have a material impact on its consolidate financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (SFAS No. 156), which amends FASB Statement No. 140 (SFAS No. 140). SFAS 156 may be adopted as early as January 1, 2006 for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provision as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, the FAST said FAS No. 156 permits a services using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In October 2006, the FASB issued SFAS No. 157 (SFAS No. 157). The purpose of SFAS No. 157 is to provide users of financial statements with better information about the extent to which fair value is used to measure recognized assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings for the period. SFAS No. 157 also provides guidance on the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This changes the definition of fair value to be the price that would be received to sell an asset or paid to transfer a liability, an exit price, as opposed to the price that would be paid to acquire the asset or received to assume the liability, an entry price.

SOUTHERN CROSS RESOURCES GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 27, 2007

TO DECEMBER 31, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (Continued)

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods with those fiscal years (e.g., January 1, 2008, for calendar year-end entities.) We do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (SFAS No. 158), which amends SFAS No. 87, 88, 106 and 132(R). Post application of SFAS 158, an employer should continue to apply the provision in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost. SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, which is,

The differences between plan assets at fair value and the benefit obligation. SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106. Additionally, the measurement date is to be the date of the employer’s fiscal year-end.

Lastly, SFAS No. 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations. SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities. We do not expect the adoption of SFAS No. 158 to have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement No. 159 (FASB No. 159), The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. FASB No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.

The provisions of FASB No. 159 become effective as of the beginning of our 2009 fiscal year. We do not expect that the adoption of FASB No. 159 will have a material impact on our financial condition, results of operations or cash flows.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

SOUTHERN CROSS RESOURCES GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 27, 2007

TO DECEMBER 31, 2008

NOTE B – GOING CONCERN (continued)

Management expects to seek potential business opportunity from all known sources but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage professional firms specializing in business acquisitions or reorganizations. Management, while not especially experienced in matters relating to the new business of the Company, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE D – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Fourteen Million Sixty Four Thousand Six Hundred Fourty Six (14,064,646) outstanding in the development period ending Dec. 31, 2008.

TABLE OF CONTENTS

Page

FINANCIAL STATEMENTS

Balance Sheet	F-15

Income Statement	F-16

Statement of Cash Flows	F-17

SOUTHERN CROSS RESOURCES GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MAY 29, 2009
May 29, 09
ASSETS
Current Assets
Checking/Savings
Bank of America	$16,215.79
Total Checking/Savings	16,215.79
Total Current Assets	16,215.79

Fixed Assets
Computer-Hardware	1,535.55
Computer-Software	357.10
Autos and Trucks	31,262.65
Total Fixed Asset	33,155.30

Other Assets
Notes Receivable
Notes Receivable-3rd part y	47,196.05
Total Notes Receivable	47,196.05
Total Other Assets	47,196.05

TOTAL ASSETS	$96,567.14

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Interest Payable	$22,448.37
Total Accounts Payable	22,448.37

Other Current Liabilities
Short Term Debt	275,633.75
Total Other Current Liabilities	275,633.75

Total Current Liabilities	298,082.12

Total Liabilities	298,082.12

Equity
Retained Earnings	(84,829.41)
Net Income	(116,685.57)
Total Equity	(201,514.98)

TOTAL LIABILITIES & EQUITY	$96,567.14

SOUTHERN CROSS RESOURCES GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
INCOME STATEMENT
FOR THE PERIOD ENDED MAY 29, 2009

May 1 - 29, 09
Ordinary Income/Expense
Income
Revenue
Other Income	$0.07
Total Revenue	0.07
Total Income	0.07

Expense
Compensation & Benefits
Gross Wages	2,943.21
Employee Benefits	1,168.19
Total Compensation & Benefits	4,111.40
Travel & Entertainment
Travel & Lodging	171.85
Meals and Entertainment	57.55
Total Travel & Entertainment	229.40
Office Expense
Office Supplies	231.26
Office Equipt. Repair & Maint	320.00
Total Office Expense	551.26
Professional Fees
Legal Fees	350.00
Other Professional Fees	5,555.00
Total Professional Fees	5,905.00
Facilities
Utilities	419.91
Total Facilities	419.91
Other G&A
Automobile Expenses	201.61
Bank Charge	60.00
Total Other G&A	261.61
Sales & Marketing Expense
Advertising	74.97
Marketing Costs	110.00
Total Sales & Marketing Expense	184.97
Total Expense	11,663.55

Net Ordinary Income	(11,663.48)
Net Income	$(11,663.48)

SOUTHERN CROSS RESOURCES GROUP, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED MAY 29, 2009

Jan 1 – May 29, 09
OPERATING ACTIVITIES
Net Income	$(116,685.57)
Net cash provided by Operating Activities	(116,685.57)

INVESTING ACTIVITIES
Fixed Asset: Computer-Hardware	(272.70)
Fixed Asset: Computer-Software	(357.10)
Notes Receivable: Notes Receivable-3rd party	(23,349.00)
Net cash provided by Investing Activities	(23,978.80)

Net cash increase for period	(140,664.37)
Cash at beginning of period	156,880.16
Cash at end of period	$16,215.79

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$28.36
Transfer Agent Fees	600.00
TOTAL	$628.36

RECENT SALES OF UNREGISTERED SECURITIES.

22,387,216 common shares were issued to WorldWide Mobile Marketing, Inc. in January 2008 for marketing services valued at $22,387.22.

In June 2008, the Company issued 5,000,000 pursuant to a Nevada registered 504 Private Placement at $0.20 per share which amount ($1,000,000) remains as a shareholder receivable as of May 1, 2009.

EXHIBITS.

Exhibit No.

Description

3.1

Certificate of Formation of Southern Cross Resource Group, Inc.

3.2

Bylaws of Southern Cross Recource Group, Inc.

5.1

Opinion of Harold P. Gewerter, Esq.—Consent of Harold P. Gewerter, Esq.

23.1

Consent of The Blackwing Group, LLC

99.1

Form of subscription agreement for Common Stock.

UNDERTAKINGS.

The registrant hereby undertakes: (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering. (4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser. (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however,

that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the  City of Dallas, PA 18612 on   June 11, 2009.

Southern Cross Resource Group, Inc.

By: /s/ Philip W. Mereday

Philip W. Mereday

President, Treasurer, and Director

 Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on June 11 , 2009:

Signature

Title

/s/ Philip W. Mereday

President, Treasurer, and Director

Philip W. Mereday

Chief Executive Officer, Chief Financial

Officer and Chief Accounting Officer

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